CERTIFICATION REGARDING JOINT FILING OF
                     SCHEDULE 13D PURSUANT TO RULE 13D-1(F)
                    OF THE SECURITIES AND EXCHANGE COMMISSION

     Alan S. Cohn and Robin Cohn do hereby certify that the Schedule 13D to which this certification is attached as Exhibit 4 is being filed with the Securities and Exchange Commission on behalf of each of the undersigned.

June __, 2000.


                                       /s/ Alan S. Cohn
                                       -----------------------------------------
                                       Alan S. Cohn


                                       /s/ Robin Cohn
                                       -----------------------------------------
                                       Robin Cohn